UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2004

GEN-PROBE INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-49834	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA 92121
(Address of Principal Executive Offices)

(858) 410-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

1.

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES
EXHIBIT 99.1

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On September 17, 2004, Gen-Probe Incorporated entered into a Settlement Agreement and an Amendment to Nonexclusive License Agreement (the “Amendment”) with Vysis, Inc., a wholly-owned subsidiary of Abbott Laboratories (“Vysis”). The Amendment amends the Nonexclusive License Under Vysis’ Collins Patents, dated as of June 22, 1999, between Gen-Probe and Vysis (the “License”), under which Gen-Probe licensed from Vysis certain patents referred to as the Collins Patents. Pursuant to the terms of the Settlement Agreement and the Amendment, Gen-Probe has withdrawn its patent litigation against Vysis and agreed to pay Vysis $20,500,000 to eliminate all future royalty obligations of Gen-Probe to Vysis under the License and $2,000,000 for a fully paid-up, royalty free license in additional fields covered by the Collins Patents. Chiron Corporation has agreed to reimburse Gen-Probe $5,500,000 of the $20,500,000 allocated to the current field under the License Agreement, commensurate with their previous reimbursement of royalties paid by Gen-Probe on blood screening products.

     In connection with the Settlement Agreement, the parties have agreed to dismiss all existing claims relating to the Collins Patents and have agreed to release the other party from any claims related to the Collins Patents.

     (c) Exhibits.

Exhibit
No.	Description
99.1	Press release of Gen-Probe Incorporated concerning the Settlement Agreement and Amendment to Nonexclusive License Agreement with Vysis, Inc.

2.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEN-PROBE INCORPORATED

	By:	/s/ Herm Rosenman

Date: September 23, 2004		Herm Rosenman Chief Financial Officer and Vice President, Finance

3.